UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2004

THE TITAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-6035	95-2588754
(Commission File No.)	(IRS Employer Identification No.)

3033 Science Park Road

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 552-9500

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

Exhibit Number	Description
99.1	Updated Notice to Executive Officers and Directors concerning a blackout period under The Titan Corporation Consolidated Retirement Plan, the Averstar, Inc. Profit Sharing and Savings Plan, and the Jaycor, Inc. Employee Stock Ownership Plan

Item 11. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On March 25, 2004, The Titan Corporation (the “Registrant”) sent a notice to its executive officers and directors updating them regarding the new blackout period to be imposed under The Titan Corporation Consolidated Retirement Plan, the Averstar, Inc. Profit Sharing and Savings Plan, and the Jaycor, Inc. Employee Stock Ownership Plan (each, a “Plan” and, collectively, the “Plans”) in connection with the merger (the “Merger”) of the Registrant with and into a wholly owned subsidiary of Lockheed Martin Corporation. The blackout period was originally expected to begin at 4:00 p.m., New York City time, on March 12, 2004 and end during the week of March 21, 2004; however, as a result of the previously announced delay in the date on which the Registrant’s stockholders will be asked to consider the Merger, the blackout period is now expected to begin at 4:00 p.m., New York City time, on April 6, 2004 and end during the week of April 18, 2004. The above-mentioned expected dates are based on the assumption that the effective date of the Merger will be on the same day as the date that the special meeting of the holders of the Registrant’s common stock is reconvened for consideration of the Merger, which is scheduled for April 12, 2004. If the anticipated effective date of the Merger changes from April 12, 2004, the beginning and ending dates of the blackout period will be delayed until the effective date of the Merger has been set. The Registrant received the notice pursuant to section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974 on March 19, 2004.

The Registrant sent an updated notice to all Plan participants on March 19, 2004 informing them of the new blackout period.

The blackout period under the Plans is necessary so that the Plans’ recordkeepers may properly administer the elections of the merger consideration by Plan participants and the allocation thereof as set forth in the merger agreement among the Registrant, Lockheed Martin and its merger subsidiary, as amended, and described in the Proxy Statement/Prospectus, dated February 9, 2004, as it applies to shares of the Registrant’s common stock held by the Plans. During the blackout period, the executive officers and directors of the Registrant will be prohibited from directly or indirectly purchasing, selling or otherwise acquiring or transferring certain equity securities of the Registrant.

A copy of the updated notice sent to the Registrant’s executive officers and directors is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2004	THE TITAN CORPORATION

	By:	/s/ Mark W. Sopp
	Name:	Mark W. Sopp
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Updated Notice to Executive Officers and Directors concerning a blackout period under The Titan Corporation Consolidated Retirement Plan, the Averstar, Inc. Profit Sharing and Savings Plan, and the Jaycor, Inc. Employee Stock Ownership Plan